Exhibit 10.1
CONSULTING AGREEMENT
     This AGREEMENT (hereinafter referred to as the “Agreement”), dated as of June 8, 2010, between Cincinnati Bell Inc. (hereinafter referred to as the “Company”) and Brian A. Ross ( referred to herein as “Ross”).
     WHEREAS, pursuant to the terms of an Amended and Restated Employment Agreement effective January 1, 2009 (the “Employment Agreement”) Ross is employed as Chief Operating Officer of the Company; and
     WHEREAS, in accordance with the terms of the Employment Agreement, Ross has provided notice to the Company of his resignation of employment, which resignation shall become effective on August 8, 2010 (the “Effective Date”); and
     WHEREAS, in the course of his employment Ross has obtained unique and valuable knowledge and expertise with respect to the business of the Company; and
     WHEREAS, in order to minimize the disruption of the Company’s business operations as the result of Ross’ resignation, and to facilitate a smooth transition to a named successor, the Company wishes to retain access to Ross’ services as a consultant on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth and of the promises contained herein, the Company and Ross hereby agree as follows.
     1. Termination of Employment. Effective as of the Effective Date, Ross’ employment by the Company shall terminate, and Ross shall be entitled to receive the payments and other benefits provided in the event of a resignation under Section 13.F. of the Employment Agreement. It is the intent of Ross and the Company that Ross’ “separation from service” (as such term is defined for the purposes of Section 409A of the Internal Revenue Code of 1986) shall be deemed to have occurred on the Effective Date.
     2. Engagement as Consultant. Effective as of the Effective Date, the Company shall, and does hereby, engage Ross as a consultant to the Company, and Ross hereby accepts such engagement. In the performance of his services hereunder, Ross shall report and be responsible to the Chief Executive Officer of the Company.
     3. Consulting Assignment. Ross shall, as requested, provide assistance and expertise to the management of the Company on various matters relating to the conduct of the Company’s business. Such matters shall include, but shall not be limited to, the following:
(a)	finalization of the 2011 financial plan;

(b)	preparation of materials for the 2010 Board of Directors strategy meeting;

(c)	evolution of the management succession plan for operations and sales leadership roles;

(d)	selection of a successor to the Chief Operating Officer position;

(e)	reorganization of the leadership structure in the operations and sales functions at Cincinnati Bell Inc., Cincinnati Bell Telephone and Cincinnati Bell Wireless; and

(f)	such other matters as may be reasonably requested by the Chief Executive Officer of the Company.
     4. Status as Independent Contractor. Beginning on the Effective Date, and at all times during the term of this Agreement, Ross shall be an independent contractor and not an employee of the Company. Subject to the provisions of the Employment Agreement and Paragraph 6 hereof, Ross shall be free to take other employment and/or perform other consulting assignments. The manner in which Services are rendered by Ross will be within Ross’s sole control and discretion. Ross will not have authority to speak for, represent, or obligate Company in any way. The Company shall not treat Ross as an employee for purposes of FICA, the Social Security Act, FUTA, income tax withholding, worker’s compensation, unemployment insurance, pension, or any other expense and/or fringe benefit customarily paid by an employer on behalf of an employee, except to the extent that such participation may otherwise be available to Ross as a former employee of the Company (for example, by an election of health care continuation coverage under applicable law). Ross is solely responsible with respect to, and will pay, all self-employment taxes and income taxes which are due on account of his status as an independent contractor.
     5. Term. The term during which consulting services shall be provided under this Agreement (the “Term”) shall begin on the Effective Date and end 9 months after the Effective Date. The Term may be extended by mutual agreement of Ross and the Company. Either party hereto may terminate this Agreement at any time and for any or no reason prior to the expiration of the Term by providing written notice from the terminating party to the other party, delivered not less than 30 calendar days prior to the specified date of termination. In the event of such termination by the Company for any reason other than Ross’ material breach of this Agreement, the Company shall pay to Ross the unpaid portion of the compensation due to Ross under Paragraph 6 hereof for the remainder of the Term. In the event that this Agreement is terminated by Ross, or by the Company due to Ross’ material breach of this Agreement, any further obligation of the Company to pay the compensation described in Paragraph 6 shall cease.
     6. Ross’ Compensation. As consideration for Ross’ agreement to provide the services to be performed hereunder, the Company shall pay Ross $85,000.00 per month, payable on the last day of each calendar month during the Term, and prorated for fractions of a month. The Company will reimburse Ross for Ross’ reasonable travel expenses incurred in performing services under this Agreement.
     7. Continued Applicability of Certain Employment Agreement Provisions. Ross and the Company agree and acknowledge that certain provisions of the Employment Agreement shall survive the termination of Ross’ employment, and shall continue to apply to Ross during the term of this Agreement and thereafter. Consequently, the covenants and restrictions contained in following provisions of the Employment Agreement are hereby incorporated by reference into this Agreement and shall continue to be binding on Ross with respect both to his services as an employee and, except as otherwise provided herein, with respect to services as a consultant hereunder after the Effective Date:
(a)	Section 7 (Confidentiality);

(b)	Section 8 (New Developments);

(c)	Section 9 (Surrender of Material on Termination);

(d)	Section 10 (Remedies) (but solely with respect to disputes arising under the Employment Agreement);

(e)	Section 11 (Covenant Not to Compete, No Interference, No Solicitation); and

(f)	Section 12 (Goodwill).
The one-year time periods specified in Sections 8 and 11 of the Employment Agreement shall commence upon the termination of Ross’ services under this Agreement. Ross agrees and acknowledges that he is not, as of the Effective Date, engaged in any activity which would violate any provision of the Employment Agreement. Notwithstanding the foregoing, and the requirements of Section 9 of the Employment Agreement, Ross may, during the term of this Agreement, retain certain materials necessary and appropriate for the performance of his services hereunder as may be mutually agreed to by Ross and the Company. Upon termination of this Agreement, the requirements of Section 9 of the Employment Agreement shall become fully effective, and Ross shall fully comply with the terms thereof.
     8. Indemnification. With respect to any actions or omissions of Ross in connection with his services under this Agreement or the Employment Agreement, the Company shall indemnify Ross to the same extent, and subject to the same terms and conditions, generally applicable to the Company’s executive officers. The provisions of this Paragraph 8 shall survive the termination of this Agreement.
     9. Miscellaneous.
          (a) Severability. The failure of any provision of this Agreement or the Employment Agreement shall in no manner affect the right to enforce the remaining portions of this Agreement or the Employment Agreement, and the waiver by either party of any breach of any provision of this Agreement or the Employment Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision. If any court construes any of the covenants herein, or any part thereof, to be unenforceable because of the duration of such provisions or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.
          (b) Entire Agreement. The foregoing, together with the provisions of the Employment Agreement described in Paragraph 6, contain the entire agreement between the Company and Ross with respect to Ross’ engagement as a consultant, and. no modification shall be binding upon a party unless the same is in writing signed by such party.

          (c) Governing Law/Arbitration. This Agreement shall be governed by the laws of the state of Ohio. Any controversy, claim or dispute arising out of, accruing, or relating to this Agreement shall be resolved exclusively by binding arbitration in accordance with the then applicable rules of the American Arbitration Association (“AAA”). The arbitration shall be heard before a single neutral arbitrator who will have no power or authority to award treble, punitive, exemplary, or consequential, damages. The proceeding will be held in Cincinnati, Ohio. The decision of the arbitrator shall be final and binding, and the parties irrevocably submit to the jurisdiction of the courts of Hamilton County, Ohio for enforcement of the arbitral award. Each party shall pay their own fees and expenses in connection with the arbitration, with the expenses of the arbitrator to be shared equally, except that, in the event that Ross prevails with respect to any proceeding or matter in connection with the arbitration, then the Company shall pay all or a proportionate share, as applicable, of Ross’ expenses in connection with such proceeding or matter. No provision of this Agreement shall limit the right of a party to obtain interim equitable relief from a court of competent jurisdiction before, after, or during the pendency of any arbitration.
          (d) Assignment. This is an agreement for personal services involving a relation of confidence and a trust between the Company and Ross. As such, all rights and duties of Ross arising under this Agreement, and the Agreement itself, are non-assignable by Ross.
          (e) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally or by certified mail to Ross at Ross’s place of residence as then recorded on the books of the Company or to the Company at its principal office.
          (f) Successors and Assigns. Subject to the requirements of subsection (d) above, this Agreement shall be binding upon Ross, the Company and the Company’s successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date herein first set forth above.
CINCINNATI BELL INC.

By:	/s/ John F. Cassidy		/s/ Brian A. Ross
	John F. Cassidy		Brian A. Ross
	Title:	Chief Executive Officer

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